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                                   EXHIBIT 4.1



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                 FOURTH AMENDMENT TO THE NOTE PURCHASE AGREEMENT

         This Fourth Amendment to the Note Purchase Agreement (this "Fourth Amendment") dated as of October 20, 1999 between ATCHISON CASTING CORPORATION (the "Company") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (the "Holder");

                              W I T N E S S E T H:

         WHEREAS, the Company and the Holder have heretofore executed and delivered a Note Purchase Agreement dated as of July 29, 1994 (as amended by the First Amendment, the Second Amendment, the Third Amendment and the Letter Agreement described below, the "Note Purchase Agreement") pursuant to which the Holder purchased $20,000,000 in aggregate principal amount of the Company's 8.44% Senior Notes due July 29, 2004 (the "Notes"); and

         WHEREAS, the Company and the Holder have heretofore executed and delivered a First Amendment to the Note Purchase Agreement dated as of March 8, 1996 (the "First Amendment"); and

         WHEREAS, the Company and the Holder have heretofore executed and delivered a Second Amendment to the Note Purchase Agreement dated as of May 24, 1996 (the "Second Amendment"); and

         WHEREAS, the Company and the Holder have heretofore executed and delivered a Third Amendment to the Note Purchase Agreement dated as of April 3, 1998 (the "Third Amendment"); and

         WHEREAS, the Company and the Holder have heretofore executed and delivered a Letter Agreement to the Note Purchase Agreement dated as of October 12, 1998 (the "Letter Agreement"); and

         WHEREAS, the Company and the Holder desire to further amend the Note Purchase Agreement as provided herein;

         NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree that the Note Purchase Agreement shall be and hereby is amended as follows:

         1. The definition of "Subsidiary" appearing in SECTION 9.1 of the Note Purchase Agreement is hereby amended in its entirety and as so amended shall read as follows:


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         SUBSIDIARY: with respect to any Person, any corporation more than 50%
         of the Voting Stock of which (or, solely for purposes of any reference to the term "Subsidiary" in SECTION 6.5, more than 60% of the Voting Stock of which) is at the time owned by, and the managerial and operational control of which is maintained by, such Person and/or one or more of its other Subsidiaries. Unless otherwise specified, any reference to a Subsidiary is intended as a reference to a Subsidiary of the Company; PROVIDED that for purposes of calculating compliance with SECTIONS 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.8 and 6.20, Fonderie d'Autun,
         a French corporation, shall not be deemed a Subsidiary to the Company.

         2. SECTION 6.5(d) of the Note Purchase Agreement is hereby amended by inserting the following phrase immediately prior to the ";" appearing at the end thereof:

          "; PROVIDED that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly (through a Subsidiary or otherwise) increase its Investment in Fonderie d'Autun, a French corporation, above the amount outstanding on October 20, 1999 without the consent of the Holder."

         3. SECTION 6.6 of the Note Purchase Agreement is hereby amended by adding the following new paragraph at the end thereof:

         Notwithstanding anything in this SECTION 6.6 to the contrary, the Company will not and will not permit any of its Subsidiaries to make or become obligated to make any Restricted Investment in Fonderie d'Autun, a French corporation, without the consent of the Holder.

         4. The Company hereby represents and warrants to the Holder that the representations and warranties with respect to the Company contained in the Note Purchase Agreement are true and correct in all material respects and the Holder shall be entitled to rely on such representations and warranties as if they were made to the Holder in this Amendment as of the date hereof.

         5. This Fourth Amendment shall become effective upon execution and delivery of this Fourth Amendment.



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         This Fourth Amendment may be executed in any number of counterparts and by each party hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Note Purchase Agreement shall remain unchanged and in full force and effect. All references to the Note Purchase Agreement in any document shall be deemed to be references to the Note Purchase Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meaning herein as they have in the Note Purchase Agreement.

         This Fourth Amendment shall be construed and governed by and in accordance with the laws of the State of New York.

         Dated as of the date first above written.

                          ATCHISON CASTING CORPORATION



                         By /s/ Kevin T. McDermed
                            ------------------------------
                             Name: Kevin T. McDermed
                             Title: V.P. & Treasurer



                         TEACHERS INSURANCE AND ANNUITY
                             ASSOCIATION OF AMERICA



                         By /s/ Loren S. Archibald
                            -------------------------------
                            Name: Loren S. Archibald
                            Title: Managing Director